Exhibit 10.25

FORM OF TRANSFEREE STOCK RESTRICTION AGREEMENT

This STOCK RESTRICTION AND MANAGEMENT AGREEMENT dated as of                                       ,              is among                                                       , a resident of                                                 , and NEW ENTERPRISE STONE & LIME CO., INC., a Delaware corporation.

BACKGROUND

The Company currently has authorized two classes of capital stock: (a) Common Stock, $         par value, which is divided into two different series, one of which is voting Common Stock and the other of which is non-voting Common Stock; and (b) Preferred Stock, $100 par value.

.The Transferee Stockholder currently is the record owner of          shares of the Company’s voting Common Stock and          shares of the Company’s non-voting Common Stock.  This Agreement does not govern any shares of Preferred Stock which may be owned by Holder.

The Transferee Stockholder acquired such shares from [name of transferor]                                                        in accordance with the terms and conditions of a [Stock Restriction and Management Agreement dated                         , 1990] [Transferee Stock Restriction Agreement dated                           ,         ] between Company and                                             .  The Transferee Stockholder and the Company have agreed that it would be in their respective best interests to set forth in writing the restrictions on the transfer of the shares of Common Stock and the obligations relating to the disposition of the shares of Common Stock which each will have to the other.

NOW, THEREFORE, intending to be legally bound hereby, the Transferee Stockholder and the Company agree as follows:

DEFINITIONS.

The following terms shall have the meanings ascribed to them when used in this Agreement:

“Allowed Portion of Non-Voting Stock” shall mean an amount of the Transferee Stockholder’s Non-Voting Stock which, when added to all other transfers of Non-Voting Stock by such Transferee Stockholder pursuant to this Agreement (including pursuant to Section 3.4 hereof (relating to certain put rights) and all other transfers of Non-Voting Stock by Traced Transferees of the Original Transferor of the Transferee Stockholder,, is not more than twenty percent (20%) of the amount of Non-Voting Stock held by the Original Transferor of the Transferee Stockholder on the date of the Original Agreement.  For purposes of applying the twenty percent (20%) limit, transfers to transferees permitted under Section 4 of this Agreement or comparable provisions of Transferee Agreements (relating to transfers to spouses, lineal descendants or trusts) shall not be taken into account.

“Allowed Portion of Stock” shall mean either an Allowed Portion of Voting Stock or an Allowed Portion of Non-Voting Stock.

“Allowed Portion of Voting Stock” shall mean an amount of a Transferee Stockholder’s Voting Stock which, when added to all other transfers of Voting Stock by such Transferee Stockholder pursuant to this Agreement (including pursuant to Section 3.4 hereof (relating to certain put rights)) and all other transfers of Voting Stock by Traced Transferees of the Original Transferor of the Transferee Stockholder, is not more than twenty percent (20%) of the amount of Voting Stock held by the Original Stockholder on the date of the Original Agreement.  For purposes of applying the twenty percent (20%) limit, transfers to transferees permitted under Section 4 of this Agreement (relating to transfers to spouses, lineal descendants or trusts) shall not be taken into account.

“Appraisal” shall mean the valuation of the Common Stock conducted by an appraiser as required by Section 5.2 of this Agreement.

“Appraiser” shall mean the appraiser performing the Appraisal, which appraiser shall be selected by agreement of the Original Stockholders; provided that if both Original Stockholders are no longer living or if the Original Stockholders are unable to agree, the appraiser shall be selected by members of the Board of Directors of the Company.

“Certified Statements” shall mean the certified financial statements of the Company prepared by the Independent Accountants.

“Closing” shall mean the actual transfer of shares of Common Stock by the Transferee Stockholder to the Company or the Remaining Transferee Stockholders, as the case may be.

“Closing Date” shall mean the date of Closing.

“Common Stock” shall mean the Company’s common stock, $         par value per share, which is issued and outstanding.

“Company” shall mean New Enterprise Stone & Lime Co., Inc., a Delaware corporation.

“Competitor” shall mean any person or entity conducting a commercial enterprise engaged in business operations which compete directly or indirectly with the Company.

“Customer” shall mean any person, division or unit of a business enterprise, or unit of a government agency, with whom or which, at the time of termination of a Transferee Stockholder’s or his spouse’s employment by Company, as applicable, the Company has a contract, or is negotiating for a contract, or has submitted a bid which has not yet been accepted or rejected, or is preparing a bid to be submitted.

“Discharge For Cause” shall mean termination of employment by the Company due to conviction of a crime or participating in, benefitting from, or not acting to prevent, a known fraud against the Company or if, in the Board of Directors’ opinion, the terminated person’s conduct as an employee has evidenced a repeated willful failure or refusal to perform those functions necessary or desirable for the efficient operation of the Company’s business activities or to develop and promote the business opportunities of the Company.

“Discharge Without Cause” shall mean a termination of employment by the Company other than for Permanent Disability, Retirement or death, and other than for Discharge for Cause.

“Earnings Per Share” shall have the meaning set forth in Section 5.1.3 of this Agreement.

“Employment Qualification” shall mean, with respect to any transferee of shares of Common Stock pursuant to this Agreement, a requirement that the transferee, or the spouse of the transferee (or, if applicable, the beneficiary of a trust which is a transferee hereunder, or the spouse of any such beneficiary), be, and have been for the immediately preceding two (2) years, active in the management of the Company as of the time of the transfer.

“Family Members” shall mean the person having lineal consanguinity (ascending or descending) with the Transferee Stockholder, and the spouses of any such persons.

“Family Member List” shall mean a written list which the Transferee Stockholder shall supply to the Company from time to time setting forth the names, addresses and relationships of all of the Transferee Stockholder’s Family Members.

“Free Transfer Period” shall mean the sixty (60) day period following the expiration of the time provided in Section 6.2.1 of this Agreement for election to purchase by Remaining Transferee Stockholders, except as otherwise expressly provided in this Agreement.

“Fully Electing Remaining Stockholder” shall mean a Remaining Stockholder who has elected to purchase the full portion of shares of Offered Voting Stock and Offered Non-Voting Stock available to him pursuant to Section 6.1.3 of this Agreement.

“Independent Accountants” shall mean the independent accountants engaged by the Company to audit the Company’s books and records.

“Net Worth” shall have the meaning set forth in Section 4.2 of this Agreement.

“Non-Voting Stock” shall mean all shares of non-voting Common Stock, whether now owned or hereafter acquired.

“Offer” shall mean the offer made pursuant to Section 2 of this Agreement.

“Offer Notice” shall mean the notice of an Offer required to be made by Section 2.2 of this Agreement.

“Offered Stock” shall mean the shares of Common Stock which are the subject of an Offer, and shall include, for purposes of Section 6.1 of this Agreement (relating to acceptance of the Offer) shares of Common Stock which are the subject of a Put Notice.

“Offered Voting Stock” shall mean shares of Offered Stock which are shares of Voting Stock.

“Offered Non-Voting Stock” shall mean shares of Offered Stock which are shares of Non-Voting Stock.

“Offering Date” shall mean, unless otherwise specified in this Agreement, the date on which communication of an Offer, in the form of an Offer Notice or otherwise, is received by the Company.

“Original Agreement” shall mean the Stock Restriction and Management Agreement dated                                         , 1990 among the Company and the Original Stockholders.

“Original Stockholder” shall mean either of Donald L. Detwiler or Paul I. Detwiler, Jr. and “Original Stockholders” shall mean both such individuals.

“Original Transferor” shall mean, as to a particular share or shares of Common Stock, the Original Stockholder who owned such share(s) on the date of the Original Agreement which share(s) are owned by the Transferee Stockholder on the date of this Agreement.

“Permanent Disability” shall mean a physical or mental incapacity, certified by a licensed physician of the Company’s choice, which prevents a person from carrying out his or her full-time employment with the Company for a period of                      (          ) consecutive days or a total of                                (          ) days within any three hundred sixty-five (365) day period.

“Permitted Transferee” shall mean any of the spouse or lineal descendants of the Transferee Stockholder.

“Preferred Stock” shall mean the Company’s preferred stock, $100 par value per share, which is issued and outstanding.

“Prohibited Action” shall mean any action referred to in Section 8.3.1 of this Agreement.

“Purchaser” shall mean the Company or the Remaining Stockholders, or both the Company and the Remaining Stockholders, as applicable, to the extent such entity or person(s) is a purchaser of shares of stock pursuant to this Agreement.

“Put Notice” shall mean a written notice from the Transferee Stockholder to the Company that he is exercising his rights under any of the provisions of Section 3.4 of this Agreement (relating to certain put rights).

“Put Shares” shall mean shares of Common Stock which are the subject of a Put Notice.

“Qualified Shares” shall mean shares of Voting Stock acquired by the Transferee Stockholder which were permitted to be transferred to the Transferee Stockholder because the Transferee Stockholder was a Spouse-Qualified Transferee Stockholder.

“Qualifying Spouse” is defined in Section 1.47 hereof.

“Qualified Transferee” shall mean any Permitted Transferee who (or whose spouse) satisfies the Employment Qualification, or a trust created for the benefit of such a Permitted Transferee.

“Remaining Stockholders” shall mean the holders of shares of the Company’s issued and outstanding capital stock, whether Common Stock, Preferred Stock or other class of the Company’s capital stock which may hereafter be authorized, other than the Transferee Stockholder.

“Remaining Voting Stockholder” shall mean a Remaining Stockholder who owns shares of Voting Stock.

“Remaining Non-Voting Stockholder” shall mean a Remaining Stockholder who owns shares of Non-Voting Stock.

“Retirement” shall mean a voluntary termination of employment with the Company for a reason other than Permanent Disability or other employment, at age 65 or other age established under Company policies as the retirement age for executives of the Company.  To “Retire” shall mean to so terminate employment.

“Spouse-Qualified Transferee Stockholder” shall mean the Transferee Stockholder if the Transferee Stockholder was Qualified Transferee under Section 4 of the Original Agreement (or comparable provision of a Transferee Agreement) by reason of his or her spouse’s satisfying the Employment Qualification at the time the Transferee Stockholder acquired shares of Voting Stock, and the Transferee Stockholder was thereby permitted under the terms of the Original Agreement (or comparable provisions of a Transferee Agreement) to be a transferee of shares of Voting Stock not subject to a Voting Trust.  A spouse that enables a Transferee Stockholder to be such a Qualified Transferee is referred to in this Agreement as the “Qualifying Spouse.”

“Traced Transferees” shall mean all transferees of the Original Stockholder (and transferees of such transferees) who is the Original Transferor of the Transferee Stockholder.

“Trade Secret” shall mean any proprietary right of Company in any product, method or procedure whether or not such product, method or procedure is patented, trademarked or copyrighted.

“Transferee Agreements” shall mean agreements in substantially the same form as this Agreement between the Company and other transferees of Common Stock from the Transferee Stockholder’s Original Transferor (or transferees of such transferees).

“Transferee Stockholder” shall mean

“Trust Agreement” shall mean a Voting Trust Agreement substantially in the form of Exhibit A to the Original Agreement.

“Voting Stock” shall mean all shares of voting Common Stock, whether now owned or hereafter acquired.

“Voting Trust” shall mean a voting trust established under a Trust Agreement which trust shall (i) be created under Pennsylvania law; (ii) have a term of not less than ten (10) years; (iii) provide for the issuance of one or more trust certificates to the Permitted Transferee(s) on whose behalf the trust is created, which certificates shall represent the Permitted Transferee’s economic participation in the Company represented by the shares of Voting Stock deposited in the trust; and (iv) have as trustee either (x) a non-disabled Original Stockholder or (y) any Qualified Transferee of a disabled or deceased Original Stockholder to whom such Original Stockholder could have transferred such Voting Stock pursuant to Section 4 of the Original Agreement (taking into account, for purposes of this clause (y), the Employment Qualification).

RESTRICTIONS ON TRANSFER

Restriction on Voluntary Transfer.

Except as otherwise provided in this Agreement, the Transferee Stockholder may not transfer (whether by sale, gift or otherwise), pledge or encumber any of his shares of Common Stock unless such Transferee Stockholder has first made an offer, in the order and manner set forth in this Agreement, to sell either (A) all of his shares of Common Stock or (B) an Allowed Portion of Stock (but in no event less than the shares of Common Stock proposed to be so transferred, pledged or encumbered by the Transferee Stockholder), to the Company and to the Transferee Stockholder’s Family Members, if applicable, and to the Remaining Stockholders of the Company, and the Offer has not been accepted in the manner set forth in this Agreement.

Offer by the Transferee Stockholder.

An Offer Notice will be communicated to the Company and to the Remaining Stockholders concurrently and will consist of (a) an offer by a Transferee Stockholder to sell, in accordance with the provisions of this Agreement, either all of his shares of Common Stock or an Allowed Portion of Stock, but in no event less than the number of shares identified pursuant to clause (c) of this Section 2.2; (b) a statement of the Transferee Stockholder’s bona fide intention to transfer, pledge or encumber, as the case may be, any or all of his shares of Common Stock and the identity and address of the prospective record and beneficial transferees, pledgees or lienors; (c) the number of the shares of Common Stock involved in the proposed transfer, pledge or encumbrance and whether such shares are Voting Stock or Non-Voting Stock; and (d) the terms of the proposed transfer, pledge or encumbrance, including, without limitation, any financing arrangements then known to the Transferee Stockholder.

Stock to Which Offer Relates.

If a Transferee Stockholder proposes to transfer, pledge or encumber an Allowed Portion of Stock, the Offer made by such Transferee Stockholder pursuant to Section 2 of this Agreement shall relate only to those shares of Voting Stock or Non-Voting Stock, or both, as applicable, proposed to be transferred, pledged or encumbered at such time.  If a Transferee Stockholder proposes to transfer, pledge or encumber either (a) an amount of his Voting Stock which exceeds an Allowed Portion of Voting Stock, or (b) an amount of his Non-Voting Stock which exceeds an Allowed Portion of Non-Voting Stock, the Offer shall relate to all shares of Common Stock then held by such Transferee Stockholder.

OTHER EVENTS TRIGGERING TRANSFERS

Transfer by Operation of Law.

If any Transferee Stockholder makes a general assignment for the benefit of creditors, is adjudged a bankrupt, becomes insolvent or in any manner transfers by operation of law (other than as a result of death or any merger or consolidation to which the Company is a party) shares of Common Stock, or any part thereof, such Transferee Stockholder will be deemed thereby to have made the Offer to sell all of his shares of Common Stock in accordance with the provisions of Section 2 of this Agreement and the Offering Date will be deemed to be the date of receipt by the Company of written notice of any such assignment, adjudgment, insolvency or transfer.  If the Company, pursuant to Section 6.1.1 of this Agreement, elects not to purchase any or all of such Transferee Stockholder’s shares of Common Stock, and the Family Members and Remaining Stockholders do not purchase all of such unpurchased shares of Common Stock pursuant to the Offer, each within the time periods set forth in Section 6.1 of this Agreement, then the Offer will be deemed a continuing offer thereafter and the Company may accept the Offer at such time as it believes to be appropriate, subject to applicable legal restraints.  Upon subsequent acceptance of the Offer by the Company, the Offering Date will be deemed to be the date of such acceptance; provided, however, that if the Offer is subsequently accepted by the Company within six (6) months of the time it was originally made, the valuation of the shares of Common Stock will be made as if the Offer had been accepted on the Offering Date.

If the Transferee Stockholder is a Spouse-Qualified Transferee Stockholder, then, if the Qualifying Spouse makes a general assignment for the benefit of creditors, is adjudged a bankrupt or becomes insolvent, the Transferee Stockholder will be deemed thereby to have made an Offer to sell all of his Qualified Shares as if the Transferee Stockholder had been the one to make such assignment or be so adjudged; provided, however, that such event shall not, by itself, require the Transferee Stockholder to sell any shares of Non-Voting Stock which be may then own; and provided further that an Offer will not be deemed thereby to have been made if the Transferee Stockholder deposits his Qualified Shares in a Voting Trust for the benefit of the Transferee Stockholder or a Permitted Transferee of the Transferee Stockholder, or transfers same to a Qualified Transferee of the Transferee Stockholder.

Retirement; Cessation of Employment in Certain Cases.

If a Transferee Stockholder Retires, is Discharged For Cause or voluntarily terminates his employment with the Company (or otherwise ceases to be a full-time employee of the Company for a reason other than Permanent Disability, death or Discharge Without Cause), the Transferee Stockholder will be deemed thereby to have made an Offer to sell all of his Common Stock in accordance with Section 2 of this Agreement and the Offering Date will be deemed to be the date of receipt by the Company of notice of such cessation of employment.  If the Company, pursuant to Section 6.1.1 of this Agreement, elects not to purchase any or all of such Transferee Stockholder’s shares of Common Stock, and the Transferee Stockholder’s Family Members and the Remaining Stockholders do not purchase all of such shares of Common Stock pursuant to the Offer, each within the time periods set forth in Section 6.1 of this Agreement, then the Offer will be deemed a continuing offer thereafter and the Company may accept the Offer at such time as it believes to be appropriate.  Upon subsequent acceptance of the

Offer by the Company, the Offering Date will be deemed to be the date of such acceptance; provided, however, that if the Offer is subsequently accepted by the Company within six (6) months of the time it was originally made, the valuation of the shares of Common Stock will be made as if the Offer had been accepted on the Offering Date.

If the Transferee Stockholder is a Spouse-Qualified Transferee Stockholder then, if the Qualifying Spouse Retires, is Discharged For Cause or voluntarily terminates his employment with the Company (or otherwise ceases to be a full-time employee of the Company for a reason other than Permanent Disability, death, or Discharge Without Cause), the Transferee Stockholder will be deemed thereby to have made an Offer to sell all of his Qualified Shares as if the Transferee Stockholder had been the one to Retire, be Discharged For Cause or voluntarily terminate his employment with the Company; provided, however, that such event shall not require the Transferee Stockholder to sell any shares of Non-Voting Stock which he may then own; and provided further that an Offer will not be deemed thereby to have been made if the Transferee Stockholder deposits his Qualified Shares in a Voting Trust for the benefit of the Transferee Stockholder or a Permitted Transferee of the Transferee Stockholder, or transfers same to a Qualified Transferee of the Transferee Stockholder.

Permanent Disability or Death of Transferee Stockholder.

Upon the Permanent Disability or death of a Transferee Stockholder, except as specifically provided in Section 3.3.3 hereof, such Transferee Stockholder or the personal representative of such Transferee Stockholder, whether or not properly qualified, shall sell all of his shares of Common Stock to the Company, and the Company shall purchase all of his shares of Common Stock, all in accordance with the terms of this Agreement as if an Offer were made.  Upon the death of such Transferee Stockholder, should any or all of his shares of Common Stock be transferred by operation of law to any of the heirs of such Transferee Stockholder, the personal representative of such Transferee Stockholder, whether or not properly qualified, shall be deemed to have made the Offer in accordance with the terms of this Agreement on behalf of such heirs.  In the event of such death or Permanent Disability, the Offering Date will be deemed to be the date of receipt of written notice of the occurrence of such event by the Company.

In the event an Offer is deemed made pursuant to Section 3.3.1 of this Agreement and the Company is unable to purchase the shares of Offered Stock because of a legal or contractual impediment as provided in Section 6.1.1 hereof, then, after the Free Transfer Period, the Company’s obligation to purchase such shares shall be continuing and the Company shall notify the Transferee Stockholder or personal representative, and shall purchase such shares, as soon as practicable after it is relieved of the legal or contractual impediment which prevented it from purchasing such shares.  Upon any such subsequent purchase, the Offering Date will be deemed to be the date the Company notifies the Transferee Stockholder or personal representative of its ability to purchase due to relief from the legal or contractual impediment.

Notwithstanding Section 3.3.1 and any other provisions of this Agreement to the contrary, upon the Permanent Disability or death of any Transferee Stockholder, such Transferee Stockholder or his properly qualified personal representative may transfer (A) any Non-Voting Stock to any Permitted Transferee, or a trust created for the benefit of a Permitted Transferee/ and (B) any Voting Stock to any Permitted Transferee or any trust for the benefit of a Permitted

Transferee, provided that, if such Permitted Transferee of Voting Stock who receives such shares, or who is the beneficiary of any such trust, is not also a Qualified Transferee at the time of the transfer, such shares of Voting Stock shall be subject to a Voting Trust for the benefit of the Permitted Transferee.  The transfer to any such Permitted Transferee or trust (whether holding shares of Common Stock or voting trust certificates) shall not be recognized unless, prior thereto, the Permitted Transferee (or trustee of a trust for the benefit of the Permitted Transferee) has executed and delivered to the Company a Transferee Stock Restriction Agreement substantially in the form of Exhibit B to this Agreement.

In the event that the Transferee Stockholder makes a transfer to a Voting Trust for the benefit of a Permitted Transferee as provided in this Section 3.3.3, the shares of Voting Stock so transferred will be considered as owned by the beneficiary Permitted Transferee in computing the portion of Company’s capital stock owned by such Permitted Transferee for purposes of determining the rights and obligations of such Permitted Transferee under this Agreement and other Transferee Agreements, if any, but in no event will the obligation of the Company or a Remaining Stockholder be duplicated as a consequence of this provision.

if the Transferee Stockholder is a Spouse-Qualified Transferee Stockholder, then, if the Qualifying Spouse suffers a Permanent Disability or dies, then the Transferee Stockholder shall sell all of his Qualified Shares to the Company as if such event had happened to the Transferee Stockholder; provided, however, that such event shall not, by itself, require the Transferee Stockholder to sell any shares of Non-Voting Stock which he may then own; and provided further that the Transferee Stockholder shall not be required to sell his Qualified Shares pursuant to this Section 3.3.4 if the Transferee Stockholder deposits the Qualified Shares in a Voting Trust for the benefit of the Transferee Stockholder or a Permitted Transferee of the Transferee Stockholder, or transfers same to a Qualified Transferee of the Transferee Stockholder.

Put Options.

Put Option By Transferee Stockholder in the Event of Discharge Without Cause.  If a Transferee Stockholder is Discharged Without Cause, the discharged Transferee Stockholder may, at any time thereafter, require the Company (and if so required by the Transferee Stockholder, the Company hereby agrees, subject to Section 6.1.1 of this Agreement) to purchase all or any portion of (as required by such Transferee Stockholder) his shares of Common Stock by delivery of a Put Notice to the Company within thirty (30) days after any such discharge, in which event, any such purchase and sale shall take place in accordance with Sections 5.1 or 5.2 (as applicable), and Sections 5.3, 6.1 and 6.5 of this Agreement.  If the Transferee Stockholder is a Spouse-Qualified Transferee Stockholder and the Qualifying Spouse is Discharged Without Cause, then the Transferee Stockholder may, upon such Discharge Without Cause of the Qualifying Spouse, require the Company to purchase, in accordance with the foregoing sentence, all, but not less than all, of his Qualified Shares.  If the Transferee Stockholder does not exercise his right to require the Company to purchase such Qualified Shares upon the Discharge Without Cause of the Qualifying Spouse, then the Transferee Stockholder shall be deemed to have made an Offer to sell all of his Qualified Shares; provided, however, that such event shall not, by itself, require the Transferee Stockholder to sell any shares of Non-Voting Stock which he may then own; and provided further that such Offer will not be deemed to be made if the Transferee

Stockholder deposits such Qualified Shares in a Voting Trust for the benefit of the Transferee Stockholder or a Permitted Transferee of the Transferee Stockholder, or transfers same to a Qualified Transferee of the Transferee Stockholder.

Tenth Anniversary Put.  At any time after the tenth anniversary of the date of this Agreement, any Transferee Stockholder may require the Company (and if so required, the Company hereby agrees, subject to Section 6.1.1 of this Agreement) to purchase all or any portion of (as required by such Transferee Stockholder) his shares of Common Stock by delivery of a Put Notice to the Company.  In such event, any purchase and sale shall take place in accordance with Sections 5.1 or 5.2 (as applicable) and Sections 5.3, 6.1 and 6.5 of this Agreement.

Put of Allowed Portion of Voting Stock.  At any time after the date of this Agreement, a Transferee Stockholder may require the Company (and if so required, the Company hereby agrees, subject to Section 6.1.1 of this Agreement) to purchase an amount of his Voting Stock up to the Allowed Portion of Voting Stock by delivery of a Put Notice to the Company; provided, however, that a Transferee Stockholder may not exercise his right to require the Company to so purchase his shares of Voting Stock pursuant to this Section 3.4.3 more than once each fiscal year.  Any such purchase and sale shall take place in accordance with Sections 5.1, 5.3, 6.1 and 6.5 of this Agreement.

Rights Of Remaining Stockholders.  If the Company is unable to fulfill its obligations under this Section 3.4 by reason of a legal or contractual impediment as provided in Section 6.1.1 (which cannot be removed as provided in said Section 6.1.1), then the Remaining Stockholders shall have an option to acquire the Put Shares, as if such shares were shares of Offered Stock and Section 6.1.2 applied.  Any Put Shares not purchased by the Remaining Stockholders shall again become subject to this Agreement, provided that, if not all such Put Shares are so purchased, the exercising Transferee Stockholder shall have the ability to rescind any elections by the Remaining Transferee Stockholders to purchase such Put Shares, whereupon all such Put Shares shall again be subject to the terms and conditions of this Agreement.

Election to Apply Section 5.1 or 5.2.  If the number of Put Shares exceeds an Allowed Portion of Stock but is less than all shares then owned by the Transferee Stockholder providing the Put Notice, the Company may elect to calculate the purchase price therefore in accordance with either Section 5.1 or 5.2 of this Agrement.

PERMITTED TRANSFERS

Transfer to Spouse, Lineal Descendants or Trusts.

Notwithstanding any provision in this Agreement to the contrary, the Transferee Stockholder may transfer, at any time all or any portion of his shares of Common Stock to a Permitted Transferee, or a trust created for the benefit of a Permitted Transferee.  A transfer will not be permitted under this Section 4.1 unless (a) prior to any such transfer there has been delivered to the Company by the Permitted Transferee, and by the trustee of any trust created for the benefit of a Permitted Transferee, a Transferee Stock Restriction Agreement substantially in the form of this Agreement; and (b) if the shares of Common Stock to be transferred under this

Section 4.1 are shares of Voting Stock, the Permitted Transferee who receives such shares or is the beneficiary of any such trust, is also a Qualified Transferee.

Transferor to Trust Treated as Owner.

In the event that the Transferee Stockholder makes a transfer to a trust referred to in Section 4.1 for the benefit of a Permitted Transferee the shares of the Company’s capital stock so transferred, nevertheless, will be considered as owned by the transferor in computing the portion of Company’s capital stock owned by such transferor for purposes of determining the rights and obligations of such transferor under this Agreement and similar agreements, if any, with other stockholders of the Company, but in no event will the obligations of the Company or a Remaining Stockholder be duplicated as a consequence of this provision.

PRICE AND TERMS

Terms and Conditions for Sale of An Allowed Portion of Stock.

If an Offer relates to either the sale of an Allowed Portion of Stock, or the sale of an amount of Common Stock which is less than the amount of Common Stock owned by the Transferee Stockholder’s Original Transferor on the date of the Original Agreement, then the following terms and conditions shall apply to the sale:

Price.  The price for the purchase of any Allowed Portion of Stock will be the higher of (x) the Net Worth of Company multiplied by a fraction, the numerator of which is the number of shares of Common Stock to be purchased and the denominator of which is the total number of issued and outstanding shares of Common Stock as of the Offering Date, including the shares of Common Stock which are shares of Offered Stock or (y) the Earnings Per Share of Common Stock multiplied by twelve (12) times the aggregate number of shares of Common Stock to be purchased.

Net Worth.  For purposes of this Agreement, ! the Net Worth of Company will mean:

Offer in First Half of Year.  If the Offering Date occurs prior to the first (1st) day of the seventh (7th) month in any fiscal year of the Company, the net worth of the Company on the last day of the fiscal year of the Company immediately preceding the fiscal year in which the Offering Date occurs; or

Offer in Second Half of Year.  If the Offering Date occurs on or after the first (1st) day of the seventh (7th) month in any fiscal year, the net worth of the Company on the last day of the fiscal year of the Company in which the Offering Date occurs, in either case, as reflected on the Company’s Certified Statements for such year; provided, however, that the Net Worth (a) will include only capital paid in (including par value and surplus) for, and retained earnings attributable to, the Company’s issued and outstanding shares of Common Stock; and (b) will not include any proceeds of insurance paid upon the death of a Transferee Stockholder which would otherwise be included in Net Worth, but shall include the net cash surrender value (cash surrender value minus any loans) of such policies immediately prior to the death of a Transferee Stockholder, which would otherwise be excluded from Net Worth.

Earnings Per Share.  The Earnings Per Share of Common Stock shall mean the amount determined as follows:

Offer in First Half of Year.  If the Offering Date occurs prior to the first (1st) day of the seventh (7th) month in any fiscal year of the Company, the Earnings Per Share shall be the average of the earnings per share of Common Stock in each of the three (3) fiscal years immediately preceding the fiscal year in which the Offering Date occurs.

Offer in Second Half of Year.  If the Offering Date occurs on or after the first (1st) day of the seventh (7th) month in any fiscal year of the Company, the Earnings Per Share shall be the average of the earnings per share of Common Stock in each of the fiscal year in which the Offering Date occurs and the two (2) fiscal years immediately preceding the fiscal year in which the Offering Date occurs.

Earnings per share for each such year will be obtained by dividing (x) the net income (after provision has been made for federal, state and local taxes) of the Company, for each such year as derived from the Certified Statements by (y) the average number of shares of Common Stock issued and outstanding in each such year, as calculated by the Independent Accountants in accordance with generally accepted accounting principles consistently applied.

Terms and Conditions For Sale of All Common Stock.

In the case of an Offer relating to an amount of Common Stock which is equal to or more than the amount of Common Stock owned by the Transferee Stockholder’s Original Transferor on the date of the Original Agreement, then the purchase price will be determined by an Appraisal conducted by an Appraiser at the time the Offer is made.  Company shall arrange, as necessary, for an Appraiser to value its Common Stock promptly after an Offer Notice or Put Notice is communicated pursuant to this Agreement.

Payment.

The purchase price for any shares of Offered Stock will be paid in thirty-two (32) equal consecutive quarterly installments, the first of which will be paid on the Closing Date, and the remainder of which will be paid on the next succeeding thirty-one (31) quarterly anniversary dates of Closing (or next business day, if such anniversary is on a Saturday, Sunday or holiday), together with accrued interest from the Closing Date on the unpaid portion of the purchase price at the rate of          percent (    %) per annum.

PROCEDURES

Acceptance of Offer.

The Company.

Obligation of the Company.  Within ninety (90) days after receipt by the Company of (a) the Offer made or deemed to have been made pursuant to Section 3.3 (relating to permanent disability or death) of this Agreement, or (b) a Put Notice, the Company shall purchase all, but not less than all, of the shares of Offered Stock unless the Company receives from its independent legal counsel within such period a written opinion based on information available at the time (including without limitation comparative analyses of unaudited financial statements and good faith projections of year-end results) to the effect that payment of the purchase price contemplated by such Offer is prohibited by applicable law, rule or regulation, or by a contract or agreement which affects the Company.

Election of the Company.  Within ninety (90) days after receipt of an Offer other than an Offer referred to in Section 6.1.1(a), the Company may elect, but shall not be required, to purchase all, but not less than all, of the shares of Offered Stock.  After such ninety (90) day period and after the periods provided in Section 6.1.2 for purchase by the Remaining Stockholders, the Company shall again have the right to purchase any shares of Offered Stock to the extent such shares are the subject of an Offer made under Section 3.1 (relating to transfers by operation of law) or Section 3.2 (relating to cessation of employment) of this Agreement, insofar as such Offers shall be continuing as provided in Sections 3.1 and 3.2 of this Agreement.

Contractual Impediment.  If the opinion of the independent legal counsel referred to in Section 6.1.1(a) of this Agreement is to the effect that payment of such purchase price is not prohibited by any applicable law, rule or regulation, but is prohibited by a contract or agreement which affects the Company, then the Company will promptly use its best efforts to obtain such consents or waivers as may be necessary to remove such impediment to the purchase.  Within ten (10) days after receipt of all such consents or waivers, the Company promptly will purchase all shares of Offered Stock.  If, after using its best efforts, the Company is unable to obtain such consents or waivers, the Company will give written notice to the Transferee Stockholder, the Transferee Stockholder’s Family Members as identified on his Family Member List, and to the Remaining Stockholders of such inability and rejection of the Offer.

Legal Impediment.  If the legal opinion referred to in Section 6.1.1 (a) is to the effect that payment of such purchase price is prohibited by applicable law, rule or regulation, and if the legal prohibition can be eliminated by recapitalization in accordance with generally accepted accounting principles (including adjustment of the value of its assets or adjustment of the par value of the Company’s issued and outstanding capital stock or other reasonable action by the Company), then the Company will take such action.  If such prohibition cannot be eliminated by any such action, the Company will give written notice to the Transferee Stockholder, the Transferee Stockholder’s Family Members as identified on his Family Member List, and to the Remaining Stockholders of the Company’s inability to purchase and the rejection of the Offer.

Family Members.  If the Offer is rejected by the Company pursuant to Section 6.1.1. of this Agreement, then the Transferee Stockholder shall next offer any shares of Offered Stock to the Transferee Stockholder’s Family Members who shall be entitled to purchase such shares on a first come/first serve basis.  If, within thirty (30) days after the Company’s notice is given to such Family Members pursuant to Section 6.1.1, any shares of Voting Stock have not been elected to be purchased by the Transferee Stockholder’s Family Members, then the Remaining Stockholders shall have the right to purchase any such unpurchased shares as provided in Section 6.1.3 hereof.

Remaining Stockholders.

Voting Stock.  If the Offer is rejected by the Company pursuant to Section 6.1.1 of this Agreement and shares of Offered Stock are not purchased by the Transferee Stockholder’s Family Members pursuant to Section 6.1.2 hereof, each Remaining Voting Stockholder,  within sixty (60) days after the receipt by such Remaining Voting Stockholder of the notice from the Company rejecting the Offer pursuant to such Section 6.1.1 (but not sooner than thirty (30) days after such notice is received), may elect, but shall not be required, to purchase up to that proportion of the unpurchased shares of Offered Voting Stock as the number of shares of Voting Stock which such Remaining Voting Stockholder owns as of the Offering Date bears to the aggregate number of then issued and outstanding shares of Voting Stock other than shares of Offered Voting Stock and any other shares of Voting Stock owned by the offering Transferee Stockholder.

Non-Voting Stock.  If the Offer is rejected by the Company pursuant to Section 6.1.1 of this Agreement and shares of Offered Stock are not purchased by the Transferee Stockholder’s Family Members pursuant to Section 6.1.2 hereof, each Remaining Stockholder, within the same thirty (30) day period allowed for the election to purchase shares of Offered Voting Stock pursuant to Section 6.1.3(a), may elect, but shall not be required, to purchase up to that proportion of the unpurchased shares of Offered Non-Voting Stock as the number of shares of Preferred Stock and Non-Voting Stock which such Remaining Stockholder owns as of the Offering Date bears to the aggregate number of then issued and outstanding shares of Preferred Stock and Non-Voting Stock, other than the shares of Offered Non-Voting Stock, and any other shares of Non-Voting Stock or Preferred Stock, owned by the offering Transferee Stockholder.

Subsequent Opportunity to Purchase.  If any Remaining Stockholder does not elect to purchase all of the portion of the unpurchased shares of Offered Voting Stock or Offered Non-Voting Stock available to him pursuant Sections 6.1.3(a) and 6.1.3(b), each Fully Electing Remaining Stockholder may elect, for a period of fifteen (15) days, to purchase that portion of the shares of Offered Stock not elected to be purchased by any Remaining Stockholder pursuant to Section 6.1.3(a) and 6.1.3(b), as the number of shares of Voting Stock, Preferred Stock and Non-Voting Stock which he owns as of the Offering Date bears to the aggregate number of issued and outstanding shares of Voting Stock, Preferred Stock and Non-Voting Stock owned as of the Offering Date by all Fully Electing Remaining Stockholders.  The fifteen (15) day period for the purchase of shares pursuant to this Section 6.1.3 (c) shall not commence until the conclusion of the thirty (30) day period under Sections 6.1.3(a) and 6.1.3(b).

If all of the shares of Offered Stock are not so purchased, then the procedure set forth in the preceding paragraph will be repeated until all of the shares of Offered Stock have been so purchased or no Fully Electing Remaining Transferee Stockholders elect to buy all of the unpurchased shares of Offered Stock.

Exercise.  Within the appropriate ninety (90) day period referred to in Section 6.1.1 of this Agreement, the Company will give notice of its agreement to purchase all of the shares of Offered Stock, or of its rejection of the Offer pursuant to Section 6.1.1 of this Agreement, to the Transferee Stockholder, his Family Members as identified on the Family Member List, and to each Remaining Stockholder.  Failure to give any such notice will constitute notice of rejection of the Offer pursuant to Section 6.1.1 on the ninetieth (90th) day.  Each Family Member or Remaining Stockholder will exercise his election, if any, to purchase by giving written notice thereof to the Transferee Stockholder, to the other Remaining Stockholders and to the Company.  In the event of agreement by the Company to purchase, its notice will specify a date for Closing which will be not more than sixty (60) days after the date of the giving of such notice; provided, however, that if the purchase price is determined pursuant to Section 5.1.2(b) or 5.1.3(b) of this Agreement, the Closing shall take place not more than thirty (30) days after the Certified Statements are available for the fiscal year which includes the Offering Date.  In the event the Family Members or Remaining Stockholders, or one or more of them, elect to purchase all or a portion of the shares of Offered Stock, Closing with respect to such shares will be held at such time as may be mutually agreed upon by the Transferee Stockholder and those Family Members or Remaining Stockholders who have agreed to purchase and, in the absence of such agreement, will be held on the sixtieth (60th) day following receipt by the Transferee Stockholder of a Family Member’s notice of election to purchase or of the last notice of election to purchase from a Remaining Stockholder, as applicable.

Release from Restriction.

Free Transfer Period.  If the Offer is not accepted by the Company, the Family Members or by the Remaining Stockholders as to any or all of the Offered Stock, the Transferee Stockholder may, subject to Section 6.6 hereof, make a bona fide transfer, pledge or encumbrance of the shares of Offered Stock with respect to which the Transferee Stockholder’s Offer has not been accepted by the Company, the Family Members or by the Remaining Stockholders at any time within sixty (60) days following the expiration of the time provided in Section 6.1.3 of this Agreement for election to purchase by the Remaining Stockholders, provided that the Transferee Stockholder first complies with the provisions of Section 6.3 of this Agreement (relating to conditions of release from restriction).

Certain Offers Continuing.  Notwithstanding the foregoing paragraph, if the Offer is made pursuant to Sections 3.1 (relating to transfers by operation of law) or 3.2 (relating to cessation of employment), the Offer shall be a continuing Offer as provided in said Sections, and the Transferee Stockholder may not transfer the Offered Stock under this Section 6.2.

Rescission Rights.  If the Offer (regardless of under which Section of this Agreement the Offer is deemed to be made) is not accepted by the Company or the Family Members as to all the shares of Offered Stock, but is accepted by the Remaining Stockholders as to some, but not all, of the shares of Offered Stock available to the Remaining Stockholders, the Transferee Stockholder may, but will not be obligated to, rescind the agreements of sale created by such elections of the Remaining Stockholders to purchase which the Stockholder has received, in which event the shares of Offered Stock which were available to the Remaining

Stockholders again will become subject to all of I     the restrictions of this Agreement and may not be transferred subsequently without compliance with the terms of this Agreement.

Free Transfer Only If Rescission Rights Not Exercised.  If the Offer is not accepted by the Company or the Family Members as to all the shares of Offered Stock, but is accepted by the Remaining Stockholders as to some, but not all, of the shares of Offered Stock, and the Transferee Stockholder does not rescind the agreements of sale created by such elections of the Remaining Stockholders pursuant to Section 6.1.3, the Transferee Stockholder may, subject to Section 6.6 hereof, make a bona fide transfer, pledge or encumbrance of those shares of Offered Stock with respect to which agreements of sale created by such elections of the Remaining Stockholders do not exist at any time within the Free Transfer Period, provided that the Transferee Stockholder first complies, as may be required, with the provisions of Section 6.3 of this Agreement.

Public Offering.  Immediately upon the closing of the purchase of shares of Common Stock by an underwriter, or group of underwriters, pursuant to a public offering by the Company of its Common Stock, the rights and obligations affecting the disposition of the Common Stock as set forth in this Agreement will be of no force or effect.  In such event, the Transferee Stockholder will be free to dispose of Common Stock in any manner he deems appropriate consistent with relevant law, and neither the Company nor any Remaining Stockholder will have any obligation to purchase the shares of Common Stock.

Conditions of Release from Restriction.

More Favorable Transfer Requires Re-Offer.  If any of the terms of a proposed bona fide transfer during the Free Transfer Period to a transferee other than the Company, the Family Members or the Remaining Stockholders under the terms of this Agreement are more favorable to the transferee than the corresponding terms in accordance with which the Company, the Family Members or the Remaining Stockholders could have purchased the shares of Offered Stock under this Agreement, then the Transferee Stockholder may not transfer the shares of Offered Stock proposed to be transferred to such transferee without first having made a second Offer to transfer the shares of Offered Stock to the Company, the Family Members and the Remaining Stockholders on the same terms as the contemplated transfer to such transferee.  Thereupon, subject to Section 6.6 hereof, the Transferee Stockholder may make such bona fide transfer as to those shares of Offered Stock with respect to which the second Offer has not been accepted by any of the Company, the Family Members or the Remaining Stockholders within thirty (30) days after their receipt of such second Offer.  The allocation of the shares of Offered Stock among the Remaining Stockholders, including allocation upon rejection of the second Offer, by any Remaining Stockholder with respect to such second Offer will be the same as provided in Section 6.1.3 of this Agreement.  If a second Offer to sell the shares of Offered Stock is made to the Company and the Remaining Stockholders in accordance with this Section 6.3.1, the Free Transfer Period with respect to the second offer will commence on the earlier of (x) the date of receipt by the Transferee Stockholder of the last rejection of the second Offer from the Remaining Stockholders or (y) the thirtieth (30th) day after the date of the second Offer.  Any shares of Offered Stock which are not transferred, pledged or encumbered during the Free Transfer Period will again become subject to all of the restrictions of this Agreement and may not be subsequently transferred without compliance with the terms of this Agreement.

Pledge or Encumbrance.  If any Transferee Stockholder proposes to pledge or encumber shares of Common Stock, such Transferee Stockholder may not, after the Offer with respect to those shares of Common Stock has been rejected by the Company, the Family Members and the Remaining Stockholders, pledge or encumber shares of Common Stock without first having requested in writing to borrow from the Company and the Remaining Stockholders on the same terms and conditions of any proposed borrowing contemplating such proposed pledge or encumbrance.  Thereupon, such Transferee Stockholder may make such pledge or encumbrance as to those shares of Common Stock with respect to which such request has not been granted by either the Company or the Remaining Stockholders within thirty (30) days after their receipt of such request.  The Remaining Stockholders’’ participation in any advance to such Transferee Stockholder will be calculated in the same manner as provided in Section 6.1.3 of this Agreement.  If such offer to pledge or encumber shares of Common Stock is made to the Company and the Remaining Stockholders in accordance with this Section 6.3.2, the Free Transfer Period will commence on the earlier of (x) the date of receipt by the Transferee Stockholder of the last rejection of such request from Company and all of the Remaining Transferee Stockholders or (y) the thirtieth (30th) day after the date of such request.  Any shares of Common Stock which are not pledged or encumbered during the Free Transfer Period will again become subject to all of the restrictions of this Agreement and may not be subsequently transferred without compliance with the terms of this Agreement.

Nonrecognition of Certain Transfers; Additional Capital Stock.

Agreement to be Bound.  The Company will not, nor be compelled to, recognize any transfer, or issue any certificate representing any shares of Common Stock to any person who does not qualify as a proper transferee under the terms and conditions of this Agreement, or who has not delivered to the Company a Transferee Stock Restriction Agreement substantially in the form of this Agreement.

Transfer Not in Accord with this Agreement.  The Company will not, nor be compelled to, recognize any transfer made other than in accordance with the terms of this Agreement and the similar agreements, if any, made with other stockholders of the Company as of the date hereof; and the Company will not, nor be compelled to, issue any certificate representing shares of Common Stock to any person who has received such shares of Common Stock in a transfer made other than in accordance with the terms of this Agreement or one of such similar agreements.

Additional Capital Stock of the Company.  The Company will not issue any shares of capital stock of the Company to any party in addition to the capital stock outstanding as of the date hereof, except:

shares of preferred stock for which the Company received consideration in money or money’s worth at least equal to the stated value or par value of such stock;

shares of common stock for which the Company received consideration in money or money’s worth at least equal to the per share net book value of the Common Stock issued and outstanding immediately prior to such issue and as to which the amount of such consideration credited to capital stock on the books of the Company with respect to each share does not exceed the stated value or par value so credited with respect to each share of Common Stock outstanding immediately prior to such issue; or

any class or series of capital stock issued by the Company to its directors, officers or employees pursuant to a plan adopted by the Company regardless of whether such plan is designed to meet requirements of the Internal Revenue Code of 1986, as amended.

Necessary Documents.

If, under the terms of this Agreement, shares of Common Stock are purchased, the Transferee Stockholder or the Transferee Stockholder’s personal representative, whether or not properly qualified, will execute and deliver at the Closing all necessary documents that reasonably may be required to accomplish a complete transfer of such shares of Common Stock, and the Purchaser will execute and deliver to the Transferee Stockholder or the Transferee Stockholder’s personal representative a non-negotiable promissory note for any deferred portion of the purchase price (and interest thereon), and will agree to pledge the shares of Common Stock pursuant to a Stock Pledge and Escrow Agreement and, in connection therewith, will deliver to the Company’s legal counsel (or to such other person mutually agreed upon by the parties) certificates representing all of the shares of Common Stock actually purchased, with executed blank transfer powers attached, which certificates will be delivered to Purchaser upon final payment of the unpaid balance of the purchase price and all interest thereon.

No Sale to Competitor.  Notwithstanding any provision of this Agreement relating to sales of shares of Common Stock during a Free Transfer Period, in no event may any such sales be made during a Free Transfer Period to any Competitor.

VOTING AND EMPLOYMENT MATTERS.

Voting.  The Transferee Stockholder agrees to vote his shares of Voting Stock acquired through one or more transfers from an Original Stockholder for (i) the persons nominated by such Original Stockholder for the position of director of the Company and (ii) the persons nominated for such position by the other Original Stockholder (or by the transferee(s) of such other Original Stockholder entitled to nominate persons for director pursuant to provisions comparable to Section 7.2 hereof contained in Transferee Agreements executed before, on or after the date hereof) .

Nomination Rights.  In the event of the death or permanent mental disability of an Original Stockholder, the holders of shares of Voting Stock which were owned by such Original Stockholder on the date of the Original Agreement shall make such nomination(s) for the position of director of the Company as would otherwise have been made by such Original Stockholder under the terms of the Original Agreement.  If such holders cannot agree on the person(s) to be nominated, then the nominee(s) shall be the person(s) elected by the majority vote of such holders at a meeting convened upon ten (10) days written notice by any such holder.  All such holders shall vote for the person(s) so nominated.  In any such election by such holders for purposes of nominating person(s) to be director, each such holder shall have one vote in respect of each of his shares of Voting Stock and shall be entitled to cast his votes for or against each candidate in such election to determine nominees.

Employment.  The Transferee Stockholder acknowledges that, if the Transferee Stockholder is not, on the date hereof, an active employee in the management of the Company and desires to become one in order to meet the Employment Qualification at a later date, whether the Transferee Stockholder shall be hired, and in what position he shall be hired, will be determined by the Company’s management in conjunction with certain directors (not less than three (3)) designated for such purpose by the Transferee Stockholder’s Original Transferor pursuant to the terms of the Original Agreement.  The compensation and promotion of the Transferee Stockholder, once hired, will be determined by the Compensation Committee of the Company’s Board of Directors in conjunction with such directors designated by the Transferee Stockholder’s Original Transferor pursuant to the terms of the Original Agreement.

MISCELLANEOUS MATTERS

Arbitration.

Any dispute between the Transferee Stockholder and the Company relating to matters addressed in this Agreement shall be decided by arbitration in Harrisburg, Pennsylvania, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then obtaining, unless the Transferee Stockholder and the Company otherwise mutually agree in writing.  The dispute shall be decided by a panel of three arbitrators with each of the Transferee Stockholder and the Company choosing one arbitrator and those two arbitrators selecting the third arbitrator.  The decision and the award of damages or specific performance rendered by a majority of the arbitrators shall be final and binding and judgment may be entered upon it in any court having jurisdiction thereof.  The arbitration shall be held as promptly as practicable after actual receipt of notice that the Transferee Stockholder or the Company has filed a notice for arbitration with the American Arbitration Association on such a date, and at such a place and time in Harrisburg, Pennsylvania, convenient to the Transferee Stockholder, the Company and the ;  arbitrators, except that if the Transferee Stockholder and the Company cannot agree, the arbitrators shall decide such date, place and time.  Notwithstanding the foregoing, in no event shall the date of the arbitration exceed sixty (60) days from the date the other Transferee Stockholder or the Company receives the notice for arbitration, unless the Transferee Stockholder and the Company mutually agree otherwise.  The arbitrators shall make their decision promptly and any award of damages or specific performance shall be made, unless otherwise mutually agreed by the Transferee Stockholder and the Company in writing, not later than fifteen (15) days from the date of closing of the hearings or if oral hearings have been waived, from the date of transmitting the final statements and proofs to the arbitrators.

Endorsement on Stock Certificates.

Each certificate representing any shares of Common Stock now held by the Transferee Stockholder or any shares of Common Stock hereafter held by the Transferee Stockholder will bear a legend in substantially the following form:

“THE TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A TRANSFEREE STOCK RESTRICTION AGREEMENT DATED                                                 , 19    , A

COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE OFFICE OF THE COMPANY.”

Covenant Not to Compete.

During Employment.  During the period in which the Transferee Stockholder is employed by Company, if any, the Transferee Stockholder will not directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of or be employed or otherwise be connected in any manner with any Competitor.

After Termination of Employment or Sale of Stock.  For a period of five (5) years following either (a) termination of the Transferee Stockholder’s employment by Company (unless the Transferee Stockholder has been Discharged Without Cause), or (b) an Offer by the Transferee Stockholder to sell all of his shares of Common Stock pursuant to this Agreement, the Transferee Stockholder will not undertake any Prohibited Action, and will not solicit or aid in the solicitation of any business from any Customer of Company, and will not disclose, or utilize on behalf of himself or any other person or business entity, any Trade Secret of Company.

Modification for Enforceability.  Should the foregoing covenants of this Section 8.3 be adjudged to any extent invalid by any competent tribunal, such covenant will be deemed modified to the extent necessary to make it enforceable.

Specific Performance.

In the event of a breach or threatened breach of any of the provisions of this Agreement, the remedy at law would be inadequate and a party to this Agreement will be entitled to appropriate injunctive and other equitable relief, including without limitation, specific performance and such party will be entitled to recover the loss, costs and expenses (including reasonable attorneys’ fees and disbursements) which such party incurs in securing any relief at law or in equity.

Liquidation of Corporation.

Notwithstanding any other provision of this Agreement, if, at any time, the Board of Directors of the Company adopts a resolution recommending the sale or exchange of all, or substantially all, of the Company’s assets to be followed by liquidation of the Company, or recommends that the Company be dissolved voluntarily, or if all of the stockholders of the Company have signed a written agreement consenting to such sale or dissolution, or if, at any time, an agreement is made for^the sale of ninety percent (90%) or more of the Company’s issued and outstanding capital stock, then with respect to any event thereafter occurring, all obligations to purchase any shares of Common Stock and all obligations of any Transferee Stockholder to sell any shares of Common Stock arising under the terms of this Agreement will be abated.  If such recommended sale is consummated or such dissolution occurs, such obligations will terminate absolutely and such selling Transferee Stockholder will receive his pro rata share of the proceeds of such sale or dissolution.  If such sale or dissolution is thereafter abandoned, all of the obligations of purchase and sale herein contained will be in full force and effect again.  If, during the period of abatement, an event occurs which, but for the abatement, would have required or permitted an Offer or sale by a Transferee Stockholder pursuant to the provisions of this Agreement, all time periods with respect to such Offer and sale, and the responses required or permitted hereunder, shall be computed as if such event had occurred on the day after the proposed sale or dissolution was abandoned, but all determinations of price shall be made as if the Offer or sale had been made at the time it would have been made had there been no abatement.

Transferee Stockholder Wills.

Each Transferee Stockholder agrees to include in his will a direction and authorization to his executor to comply with the provisions of this Agreement and to sell all of his shares of Common Stock in accordance with this Agreement; provided, however, that the failure of any Transferee Stockholder so to direct his executor shall not affect the validity or enforceability of this Agreement.

Notices.

Any and all notices, designations, consents, offers, acceptances or any other communications provided for herein will be given in writing by registered or certified mail, return receipt requested, which will be addressed, in the case of the Company, to its principal office and in the case of the Transferee Stockholder to his addresses appearing on the records of the Company, or to such other address as may be designated by the Transferee Stockholder in writing to the Company and the other stockholders.

Time Periods.

In computing the number of days for any purpose of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays, except that if the last day of any period occurs on a Saturday, Sunday or holiday, the period will be deemed extended to the end of the next succeeding day which is not a Saturday, Sunday or holiday.  A holiday for purposes of this Agreement shall mean those days on which banks in the Commonwealth of Pennsylvania may, or are obligated to, remain closed.

Successors and Assigns.

This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, all future stockholders of the Company, whether they become such by transfer pursuant to or contrary to the terms of this Agreement or similar agreements, if any, with other stockholders of the Company, and all of their respective heirs, legatees, personal representatives, successors and assigns.

Titles Not to Affect Interpretation.

The headings of sections and paragraphs in this Agreement are inserted for convenience of reference only and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.

Gender, etc.

References to the masculine gender in this Agreement shall mean the masculine or feminine where applicable and singular references shall be deemed to include the plural where applicable.

Invalid Provision.

The invalidity or unenforceability of any provision of this Agreement will not affect the other provisions hereof, and this Agreement will be construed as if such invalid or unenforceable provisions were omitted.

Governing Law.

This Agreement will be governed by the laws of the Commonwealth of Pennsylvania.

Subordination.

The Transferee Stockholder agrees that the obligation of the Company hereunder is and shall be subordinate to any long term financial arrangement to which the Company is now, or in the future may be, a party, and the Transferee Stockholder agrees to take such action as the Company shall reasonable request to implement this subordination agreement.

Modification.

This Agreement contains the entire agreement between the parties relating to the restrictions on the transfer of any shares of Common Stock and may be modified only by a writing signed by the Company and each Transferee Stockholder, and by all Remaining Stockholders if those provisions of this Agreement which confer rights or obligations on the Remaining Transferee Stockholders are modified by such amendment.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer and its corporate seal affixed hereto, and the Transferee Stockholder has signed this Agreement as of the date first above written.

Attest:	NEW ENTERPRISE STONE & LIME CO., INC.

By:
Secretary	Title:
[Corporate Seal]

Witness:

Transferee Stockholder:

The undersigned stockholders of Company other than the Transferee Stockholder has executed this Agreement to acknowledge that they have the rights and obligations specifically conferred by this Agreement.